EXHIBIT 8

                        CUSTODY AGREEMENT
                        _________________

     THIS AGREEMENT made effective as of the 1st day of January, 1997, by and between INVESTORS FIDUCIARY TRUST COMPANY, a trust company chartered under the laws of the state of Missouri, having its trust office located at 127 West 10th Street, Kansas City, Missouri 64105 ("Custodian"), and BERGER OMNI INVESTMENT TRUST, a Massachusetts business trust (the "Fund"), which consists of separate portfolios represented by separate series of one or more classes of shares of beneficial interest (referred to herein, together with any such portfolios hereafter constituted, where appropriate, individually as a "Portfolio," or collectively as the "Portfolios,") having its principal office and place of business at 53 West Jackson Boulevard, Suite 818, Chicago, Illinois 60604.

                           WITNESSETH:

     WHEREAS,  Fund desires to appoint Investors Fiduciary Trust
Company as Custodian of the securities and monies of each Portfolio; and

     WHEREAS, Investors Fiduciary Trust Company is willing to accept such appointment;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.   APPOINTMENT OF CUSTODIAN.   Fund hereby constitutes and
     ________________________ appoints Custodian as custodian of the Fund which is to include appointment as custodian of the securities and monies at any time owned by the Fund, including all existing and future Portfolios, which are delivered to Custodian hereunder.

2.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.
     ________________________________________

     A. Delivery of Assets. Fund will deliver or cause to be
             __________________ delivered to Custodian on the effective date of this Agreement, or as soon thereafter as practicable, and from time to time thereafter, all portfolio securities acquired by it and monies then owned by it except as permitted by the Investment Company Act of 1940 or from time to time coming into its possession during the term of this Agreement. Custodian shall have no responsibility or liability whatsoever for or on account of securities or monies not so delivered. All securities so delivered to Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.

     B. Delivery of Accounts and Records. Fund shall turn over
             ________________________________ to Custodian all of
     each Portfolio's relevant accounts and records. Custodian shall be entitled to rely conclusively on the completeness and correctness of such accounts and records, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide any information needed by the Custodian knowledgeably to perform its function hereunder.

     C. Delivery of Assets to Third Parties. Custodian will ___________________________________ receive delivery of and keep safely the assets of each Portfolio delivered to it from time to time segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 2.S of this Agreement. Upon delivery of any such assets to a subcustodian pursuant to Section 2.S of this Agreement, Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to each such Portfolio. The Custodian is responsible for the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to subcustodians appointed under Section 2.S of this Agreement for which Custodian remains responsible to the extent provided in Section 2.S of this Agreement. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System or Participant Trust Company (PTC) or other depository (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories").

     D. Registration of Securities. Custodian will hold stocks
             __________________________ and other registerable
     portfolio securities of Fund registered in the name of the applicable Portfolio or in the name of any nominee of Custodian for whose fidelity and liability Custodian will be fully responsible, or in street certificate form, so-called "street-name", with or without any indication of fiduciary capacity. Unless otherwise instructed, Custodian will register all such portfolio securities in the name of its authorized nominee. All securities, and the ownership

     thereof by Fund, which are held by Custodian hereunder, however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability arising solely from Custodian or its nominee acting as a recordholder of securities held in custody.

     E. Exchange of Securities. Upon receipt of instructions
             ______________________ as defined herein in Section 3.A, Custodian will exchange, or cause to be exchanged, portfolio securities held by it for the Fund for other securities or cash issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion or otherwise, and will deposit any such securities in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and, upon receiving payment therefor, to surrender bonds or other securities held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

     F. Purchases of Investments of the Fund. Fund will, on ____________________________________ each business day on which a purchase of securities shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

             1.  The name of the Portfolio making such purchase;

             2. The name of the issuer and description of the security;

             3. The number of shares or the principal amount purchased, and accrued interest, if any;

             4.  The trade date;

             5.  The settlement date;

             6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

             7.  The total amount payable upon such purchase;

             8. The name of the person from whom or the broker or dealer through whom the purchase was made; and

             9. Whether the security is to be received in certificated form and/or via a specified Depository.


     In accordance with such instructions, Custodian will pay for out of monies held for the Portfolio, but only insofar as monies are available therein for such purpose, and receive the securities so purchased by or for the Portfolio except that Custodian or a subcustodian appointed hereunder may in its sole discretion advance funds for the Portfolio which may result in an overdraft because the monies held for the Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, such payment shall be made by the Custodian only upon receipt of securities: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the

     Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities underlying such repurchase agreement have been transferred by book-entry into the account maintained with such Depository by the Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 2.S.2 of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice.

     G.      Sales and Deliveries of Investments of the Fund -
     Other

_______________________________________________________
             than Options and Futures. Fund will, on each business
             ________________________ day on which a sale of
     investment securities of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

             1.  The name of the Portfolio making such sale;

             2. The name of the issuer and description of the securities;

             3. The number of shares or principal amount sold, and accrued interest, if any;



             4. The date on which the securities sold were purchased or other information identifying the securities sold and to be delivered;

             5.  The trade date;

             6.  The settlement date;

             7. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

             8. The total amount to be received by Fund upon such sale; and

             9. The name and address of the broker or dealer through whom or person to whom the sale was made.

     In accordance with such instructions, Custodian will deliver or cause to be delivered the securities thus designated as sold for the Portfolio to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by Fund, such delivery shall be made upon receipt of: (a) payment therefor in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or
     (c) credit to the account of the Custodian, on behalf of its customers, with a Depository. Notwithstanding the foregoing: (i) in the case of securities held in physical form, such securities shall be delivered in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to Section 2.S.2 of this Agreement to make, such delivery upon payment therefor in accordance with generally accepted local custom and market practice.

     H.      Purchases or Sales of Security Options, Options on
             __________________________________________________
             Indices and Security Index Futures Contracts. Fund ____________________________________________ will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

             1. The name of the Portfolio making such purchase or sale;

             2.  In the case of security options:

                     a.             The underlying security;

                     b.             The price at which purchased
or sold;


                     c.             The expiration date;

                     d.             The number of contracts;

                     e.             The exercise price;

                     f.             Whether the transaction is an
                     opening, exercising, expiring or closing transaction;

                     g.             Whether the transaction
                     involves a put or call;

                     h.             Whether the option is written
or purchased;

                     i.             Market on which option
traded;

                     j.             Name and address of the
                     broker or dealer through whom the sale or purchase was made.

             3.      In the case of options on indices:

                     a.             The index;

                     b.             The price at which purchased
or sold;

                     c.             The exercise price;

                     d.             The premium;

                     e.             The multiple;

                     f.             The expiration date;

                     g.             Whether the transaction is an
                     opening, exercising, expiring or closing transaction;

                     h.             Whether the transaction
                     involves a put or call;

                     i.             Whether the option is written
or purchased;

                     j.             The name and address of the
             broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

             4.      In the case of security index futures
contracts:

                     a.             The last trading date
                     specified in the contract and, when
                     available, the closing level, thereof;

                     b.             The index level on the date
                     the contract is entered into;

                     c.             The multiple;

                     d.             Any margin requirements;


                     e.             The need for a segregated
                     margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and

                     f.             The name and address of the
                     futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

             5.      In the case of options on index future
contracts:

                     a.             The underlying index futures
contract;

                     b.             The premium;

                     c.             The expiration date;

                     d.             The number of options;

                     e.             The exercise price;

                     f.             Whether the transaction
                     involves an opening, exercising, expiring or closing transaction;

                     g.             Whether the transaction
                     involves a put or call;

                     h.             Whether the option is written
                     or purchased; and

                     i.             The market on which the
option is traded.

     I. Securities Pledged or Loaned. If specifically allowed
             ____________________________ for in the prospectus
of Fund:
             1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.


             2. Upon receipt of instructions, Custodian will release securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

     J. Routine Matters. Custodian will, in general, attend to
             _______________ all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with securities or other property of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Trustees of Fund.

     K. Deposit Account. Custodian will open and maintain one
             _______________ or more special purpose deposit accounts for each Portfolio in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. Funds received and held for the account of different Portfolios shall be maintained in separate Accounts established for each Portfolio. All monies received by Custodian from or for the Portfolio shall be deposited in the appropriate Account. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into a Portfolio's Account, Custodian agrees to make Fed Funds available to such Portfolio in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Income earned on the portfolio securities will be credited to the Account of the applicable Portfolio based on the schedule attached as Exhibit A. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected, provided that the Custodian has made reasonable efforts to collect such uncollected income. If monies are collected after such reversal, the Custodian will credit the applicable Portfolio in that amount. Custodian may open and maintain Accounts in State Street Bank and Trust Company, and in such other banks or trust companies (including, without limitation, affiliates of Custodian) as may be designated by


     it and as authorized by the Fund in writing, such Accounts, however, to be in the name of Custodian and subject only to its draft or order.

     L.      Income and other Payments to the Portfolio.
Custodian
             __________________________________________ will:

             1. Collect, claim and receive and deposit for the Portfolio all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the securities deposited under this Agreement, and credit the applicable Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, Custodian may reverse that credited amount provided that the Custodian has made reasonable efforts to collect such uncollected income;

             2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

             3. Take such other action as may be necessary or proper in connection with:

                     a.             the collection, receipt and
                     deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or notice of which is contained in publications of the type to which it normally subscribes for such purpose; and

                     b.             the endorsement for
                     collection, in the name of Fund, of all
                     checks, drafts or other negotiable
                     instruments.

     Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions. Unless prior instructions have been received to the contrary, Custodian will, without further instructions, sell any rights held for a Portfolio on the last trade date prior to the date of expiration of such rights.


     M.      Payment of Dividends and other Distributions.  On
     the
             ____________________________________________
     declaration of any dividend or other distribution on the shares of the Fund ("Fund Shares") by the Trustees of Fund, Fund shall deliver to Custodian instructions with respect thereto, including such documentation as Custodian deems necessary, setting forth the record date as of which shareholders entitled to receive such dividend or other distribution shall be determined, the date of payment of such dividend or distribution, and the amount payable per share on such dividend or distribution. Except if the ex-dividend date and the reinvestment date of any dividend are the same, in which case funds shall remain in the Custody Account, on the date specified in such instructions for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the applicable Portfolio, insofar as the same shall be available for such purposes, and credit to the Dividend Disbursing Agent for Fund, such amount as may be necessary to pay the amount per share payable in cash on Fund Shares issued and outstanding on the record date established by such Resolution.

     N. Shares of Fund Purchased by Fund. Whenever any Fund ________________________________ Shares are
     repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the Account of the applicable Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

     N. Shares of Fund Purchased from Fund. Whenever Fund __________________________________ Shares are
     purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility in its capacity as Custodian of the Fund to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

     O. Proxies and Notices. Custodian will promptly deliver
             ___________________ or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and


     other notices, requests or announcements affecting or relating to securities held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any such securities, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such securities, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     Q. Disbursements. Custodian will pay or cause to be paid
             _____________ insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of securities owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

     R. Daily Statement of Accounts. Custodian will, within a
             ___________________________ reasonable time, render
     to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of securities received or delivered for the Portfolio during said day. Custodian will, from time to time, upon request by Fund, render a detailed statement of the securities and monies held for the Portfolios under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will permit federal and state regulatory agencies to examine the securities, books and records. Upon the written instructions of Fund or as demanded by federal or state regulatory agencies, Custodian will instruct any subcustodian to give such persons as are authorized by the Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by subcustodian which relate to Fund.


     S.      Appointment of Subcustodian.
             ___________________________

             1. Notwithstanding any other provisions of this Agreement, all or any of the monies or securities of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of Custodian) selected by Custodian. Any such subcustodian selected by the Custodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodians selected and appointed by Custodian (except subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under Section 4 of this Agreement if it committed the act or omission itself. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or
             (c) for other reasonable purposes specified by Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at the request of Fund.

             2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the Investment Company Act of
             1940) and Fund's cash or cash equivalents, in amounts reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, according to Section 2.S.1; and thereafter may be transferred to an account maintained by such subcustodian with an


             eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time. The Fund shall be provided the contract with the domestic subcustodian who shall contract with the eligible foreign subcustodians. The Custodian shall be responsible for the monies and securities of the Fund held by eligible foreign subcustodians to the extent the domestic subcustodian with which the Custodian contracts is responsible to Custodian.

     T. Accounts and Records Property of Fund. Custodian _____________________________________ acknowledges that all of the accounts and records maintained by Custodian pursuant to this Agreement are the property of Fund, and will be made available to Fund for inspection or reproduction within a reasonable period of time, upon demand. Custodian will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body having jurisdiction over the Fund or Custodian, in any requested review of Fund's accounts and records but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews.

     U.      Adoption of Procedures.  Custodian and Fund may from

             ______________________ time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, Trust Instrument, Bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies not specifically governing custodians or banks which might necessitate changes in Custodian's responsibilities or procedures.

     V. Advances. In the event Custodian or any subcustodian
             ________ shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio, the advance shall be payable by the Fund on demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants Custodian and such subcustodian


     a lien on and security interest in all property at any time held for the account of the applicable Portfolio, including without limitation all assets acquired with the amount advanced. Should the Fund fail to promptly repay the advance, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     W. Exercise of Rights; Tender Offers. Upon receipt of _________________________________ instructions, the
     Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.

3.   INSTRUCTIONS.
     ____________

     A. The term "instructions", as used herein, means written (including telecopied or telexed) or oral instructions to Custodian from a designated representative of Fund. Certified copies of resolutions of the Trustees of Fund naming one or more designated representatives to give instructions in the name and on behalf of Fund, may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless the resolution delegating authority to any person to give instructions specifically requires that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 3, no authorizations or instructions received by Custodian from Fund will be deemed to authorize or permit any trustee, officer, employee, or agent of Fund to withdraw any of the securities or similar investments of Fund upon the mere receipt of such authorization or instructions from such trustee, officer, employee or agent. Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgment if required at the


     discretion of Custodian) of the instructions of a designated representative of Fund will undertake to deliver for Fund's account monies, (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of Fund.

     B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the parties, the date and the time of the beginning and ending of such oral instruction.

     C. If Custodian shall provide Fund direct access to any computerized recordkeeping and reporting system used hereunder or if Custodian and Fund shall agree to utilize any electronic system of communication, Fund shall be fully responsible for any and all consequences of the use or misuse of the terminal device, passwords, access instructions and other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund. Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of such system(s). Custodian shall be fully protected in acting hereunder upon any instructions, communications, data or other information received by Custodian by such means as fully and to the same effect as if delivered to Custodian by written instrument signed by the requisite authorized representative(s) of Fund. Fund shall indemnify and hold Custodian harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be suffered or incurred by Custodian as a result of the use or misuse, whether authorized or unauthorized, of any such system(s) by Fund or by any person who acquires access to such system(s) through the terminal device, passwords, access instructions or other means of access to such system(s) which are utilized by, assigned to or otherwise made available to the Fund, except to the extent attributable to any negligence or willful misconduct by Custodian.


4.   LIMITATION OF LIABILITY OF CUSTODIAN.
     ____________________________________

     A. Notwithstanding any other provisions of this Agreement, Custodian will hold harmless and indemnify Fund from and against any loss or liability, including attorney's fees, arising out of Custodian's breach of this Agreement or its negligence, willful misconduct or bad faith. Custodian shall not be liable for consequential, special, or punitive damages. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

     B. Fund shall hold harmless and indemnify Custodian from and against any loss or liability, including attorney's fees, arising out of Fund's breach of this Agreement or its negligence, willful misconduct or bad faith.

     C. Custodian may rely upon the advice of Fund and upon statements of Fund's public accountants and other persons believed by it in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such statements.

     D. If Fund requires Custodian in any capacity to take, with respect to any securities, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action.

     E. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

     F. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise


     specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, a certificate signed by the Fund's President, or other officer specifically authorized for such purpose.

     G. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

             1. The validity of the issue of any securities purchased by or for Fund, the legality of the purchase thereof or evidence of ownership required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid therefor;

             2. The legality of the sale of any securities by or for Fund, or the propriety of the amount for which the same are sold;

             3. The legality of the issue or sale of any shares of beneficial interest of Fund, or the sufficiency of the amount to be received therefor;

             4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

             5.      The legality of the declaration of any
             dividend by Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

     H. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

     I. Except as otherwise provided in this Agreement, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence, or bad faith on the part of Custodian.

     J. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to Custodian.


     K. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under Section 2.S.2 must, provide Fund for its approval, agreements with banks or trust companies which will act as subcustodians for Fund pursuant to Section 2.S. of this Agreement.

5. COMPENSATION. Fund will pay to Custodian such compensation ____________ as is stated in the Fee Schedule attached hereto as Exhibit B which may be changed from time to time as agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 4.C. or 4.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement from the Fund under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian.

6. TERMINATION. Either party to this Agreement may terminate ___________ the same by notice in writing, delivered or mailed, postage prepaid, to the other party hereto and received not less than sixty (60) days prior to the date upon which such termination will take effect; provided, however, that the Fund may terminate this Agreement forthwith if the Fund does not receive shareholder approval and enter into an investment advisory agreement with Berger Associates, Inc. and a sub-advisory agreement with Perkins, Wolf, McDonnell & Company on or before February _____, 1997. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date and Fund will use its best efforts to obtain a successor custodian. The Trustees of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint a successor custodian meeting the qualifications set forth in the Investment Company Act of 1940 and such other qualifications for custodian as may be set forth in the governing documents of Fund. Custodian will, upon termination of this Agreement, deliver to the successor custodian so specified or appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds and other properties of Fund deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depository Trust Company or in the Treasury/Federal Reserve Book-Entry System or other depository pursuant to 31 CFR Sec. 306.118. In the event no designation of a successor custodian has been delivered to Custodian on or before the date when


such termination becomes effective, then Custodian will deliver the securities, funds and properties of the Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the governing documents of Fund and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon either such delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds and property of Fund which is permitted by the Investment Company Act of 1940, Fund's Trust Instrument and Bylaws then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

7. NOTICES. Notices, requests, instructions and other writings _______ received by Fund at 53 West Jackson Boulevard, Suite
818, Chicago, Illinois 60604 or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by Custodian at its offices at 127 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

8. LIMITATION OF LIABILITY. Notice is hereby given that the _______________________ Fund is a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust filed in the office of the Secretary of State of the Commonwealth of Massachusetts. All parties to this Agreement acknowledge and agree that the Fund is a series Fund and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Fund generally or against the assets held with respect to any other series and further that no trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing.


9. NOTICES. Notices, requests, instructions and other writings _______ received by Fund at 53 West Jackson Boulevard, Suite
818, Chicago, Illinois 60604, or at such address as Fund may have designated to IFTC in writing, shall be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other writings received by IFTC at its offices at 127 West 10th Street, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, shall be deemed to have been properly given to IFTC hereunder.

10.  MISCELLANEOUS.
     _____________

     A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

     B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

     C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

     D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     E. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     F. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     G. Custodian will not release the identity of Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Fund unless the Fund directs the Custodian otherwise.

     H. This Agreement may not be assigned by either party without prior written consent of the other party.


     I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statutes, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

                                                  INVESTORS
FIDUCIARY TRUST COMPANY

                                                  By:
_______________________________
                                                      Allen R.
Strain, Executive Vice
                                                      President


                                                  BERGER OMNI
INVESTMENT TRUST


By:_______________________________


Title:_____________________________


                            EXHIBIT A
                            _________


               INVESTORS FIDUCIARY TRUST COMPANY
            AVAILABILITY SCHEDULE BY TRANSACTION TYPE

TRANSACTION         DTC                 PHYSICAL                 FED
___________         ___                 ________                 ___

TYPE           CREDIT DATE  FUNDS TYPECREDIT DATE  FUNDS TYPECREDIT DATE FUNDS TYPE
____           ___________  _____________________  _____________________ __________

Calls Puts     As ReceivedC or F*As ReceivedC or F*
Maturities     As ReceivedC or F*Mat. DateC or F*   Mat. Date F
Tender Reorgs. As ReceivedC      As ReceivedC       N/A
Dividends      Paydate  C        Paydate  C         N/A
Floating Rate Int.PaydateC       Paydate  C         N/A
Floating Rate Int.
(No Rate)      N/A               As Rate
                                 Received C         N/A
Mtg. Backed P&IPaydate  C        Paydate + 1
                                  Bus. DayC         Paydate   F
Fixed Rate Int.Paydate  C        Paydate  C         Paydate   F
Euroclear      N/A      C        Paydate  C




Legend
______

C = Clearinghouse Funds
F = Fed Funds
N/A = Not Applicable
* Availability based on how received.

                              -22-